Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(e)(1) Investment Management Agreement dated May 13, 2013 between ING Funds Trust and ING Investments, LLC – Filed herein.

(e)(2) Waiver Letter between ING Investments, LLC and ING Funds Trust, with respect to Class P shares of ING Floating Rate Fund and ING High Yield Bond Fund, dated May 13, 2013 – Filed herein.

(e)(3) Investment Management Agreement dated June 13, 2013 between ING Funds Trust and ING Investments, LLC, with respect to ING GNMA Income Fund – Filed herein.

(e)(4) Sub-Advisory Agreement dated May 13, 2013, between ING Investments, LLC and ING Investment Management Co. LLC – Filed herein.